EXHIBIT 99.1


For Immediate Release
                                              For More Information, Contact:
                                              Robert A. Brannon, President & COO
                                              (954) 713-1603
                                              Gregory R. Moxley, CFO
                                              (954) 713-1635

Extended Stay America, Inc. Completes Successful Private Placement of Senior Subordinated Notes

         FORT LAUDERDALE, Fla.--June 27, 2001--Extended Stay America, Inc. (NYSE: ESA) today announced that it has completed the private placement of $300 million of 97/8% Senior Subordinated Notes due 2011. The net proceeds from the notes will be used to repay debt under existing credit facilities. The notes have not been registered under the Securities Act of 1933, or any state securities laws, and may not be offered or sold in the United States absent registration under, or an applicable exemption, the registration requirements of the Securities Act of 1933 and applicable state securities laws.

         Extended Stay America, Inc. operates 402 extended-stay lodging hotels in 38 states, which includes 94 StudioPLUS Deluxe Studios, 269 Extended StayAmerica Efficiency Studios and 39 Crossland Economy Studios facilities.

         For reservations, locations or additional information on Extended Stay America, Inc., please call 1-800-EXT-STAY or visit the Company's Web site at www.extstay.com.


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